Exhibit (a)(1)(iii)

Offer by The First American Corporation

to Exchange

0.58 of a Common Share

of

The First American Corporation

for

Each Outstanding Share of Class A Common Stock

of

FIRST ADVANTAGE CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 10, 2009, UNLESS EXTENDED (AS MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). SHARES OF FIRST ADVANTAGE CLASS A COMMON STOCK TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

October 9, 2009

To Our Clients:

Enclosed for your consideration are an Offer to Exchange, dated October 9, 2009 (the “Prospectus”), and the related Letter of Transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by The First American Corporation (“First American”) to exchange for each share of Class A common stock (“Class A Shares”) of First Advantage Corporation (“First Advantage”) validly tendered and not properly withdrawn in the Offer 0.58 of a First American common share, subject to the terms and conditions described in the Offer. Also enclosed for your reference are “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.” We are (or our nominee is) the holder of record of Class A Shares held for your account. A tender of such Class A Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Class A Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Class A Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. We urge you to read the enclosed Prospectus and related Letter of Transmittal regarding the Offer before providing us instructions (using the enclosed form) as to whether you wish to have us tender on your behalf.

Your attention is invited to the following:

1. The exchange ratio is 0.58 of a First American common share for each Class A Share.

2. The Offer is being made for all outstanding Class A Shares.

3. The Offer expires at 5:00 P.M., New York City Time, on Tuesday, November 10, 2009, unless the Offer is extended. Any Class A Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Time.

4. The Offer is conditioned upon, among other things, satisfaction of the Minimum Condition. The “Minimum Condition” means that there must be validly tendered, and not properly withdrawn prior to the Expiration Time, at least a majority of the Class A Shares not owned by First American and its affiliates (including its executive officers and directors), Experian Information Solutions, Inc. and its subsidiaries or First Advantage, its directors and executive officers, and its subsidiaries (collectively, the “Excluded Parties”). According to the Prospectus, as of October 7, 2009, there were 12,097,680 Class A Shares outstanding, and it is the understanding of First American that 706,751 of these Class A Shares are held by the Excluded Parties. Accordingly, the Prospectus states that at least 5,695,466 Class A Shares not owned by the Excluded Parties would have to be validly tendered into the Offer, and not have been properly withdrawn, as of the Expiration Time, in order to satisfy this condition.

In addition, among others, the following conditions must also be satisfied or waived (except as set forth below):

•

there must be sufficient Class A Shares validly tendered, and not properly withdrawn prior to the Expiration Time, such that once such tendered Class A Shares are purchased by First American in the Offer, First American will own or control at least 90% of the outstanding Class A Shares (after giving effect to the conversion of the First Advantage Class B common stock into Class A Shares on a one-for-one basis) (the “Merger Condition”). According to the Prospectus based on the number of outstanding Class A Shares as of October 7, 2009, approximately 6,111,874 Class A Shares would have to be tendered in order to satisfy this condition;

•	the registration statement, of which the Prospectus is a part, has been declared effective by the Securities and Exchange Commission (the “SEC”) (the “Registration Statement Effectiveness Condition”);

•	the First American common shares to be issued in the Offer and the Merger (as defined in the Prospectus) have been approved for listing on the New York Stock Exchange (the “Listing Condition”); and

•	the absence of legal impediments to the Offer and the Merger and other general conditions.

The Minimum Condition, the Registration Statement Effectiveness Condition and the Listing Condition will not be waived in the Offer. First American can waive the Merger Condition in its sole discretion, and provided that the non-waivable conditions have been met, First American can consummate the Offer, notwithstanding that it will not own or control 90% or more of the outstanding Class A Shares (after giving effect to the conversion of Class B common stock into Class A Shares on a one-for-one basis) upon consummation of the Offer. In the event that all of the conditions to the Offer have not been satisfied or waived at the then scheduled Expiration Time, First American may, in its discretion, extend the Expiration Time in such increments as it may determine.

The Offer is also subject to certain other conditions described in the section of the Prospectus entitled “The Offer–Conditions to the Offer.”

5. First American will pay any stock transfer taxes with respect to the sale and transfer of any Class A Shares to it or its order pursuant to the Offer, except as otherwise provided in the Letter of Transmittal and Prospectus.

If you wish to have us tender any or all of your Class A Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your Class A Shares, all such Class A Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Enclosed for your reference in completing the instruction form are “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

The Prospectus, Letter of Transmittal and all other documents filed with the SEC by First American in connection with the Offer are available free of charge at First American’s website, www.firstam.com, and the SEC’s website, www.sec.gov.

None of the Class A Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Class A Shares held by us for your account.

The Offer is being made solely by the Prospectus and the related Letter of Transmittal and is being made to holders of Class A Shares. The Prospectus is not an offer to sell Class A Shares and it is not soliciting an offer to buy Class A Shares in any jurisdiction in which the making of the Offer or sale is not permitted. However, we may, in our sole discretion, take such action as we may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Class A Shares in such jurisdiction.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL HOLDER

Instructions with Respect to the Offer to Exchange Each Outstanding Share of Class A Common Stock of First Advantage Corporation for 0.58 of a First American Common Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange, dated October 9, 2009 (the “Prospectus”), and the related Letter of Transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by The First American Corporation (“First American”) to exchange for each outstanding share of Class A common stock (the “Class A Shares”) of First Advantage Corporation validly tendered and not properly withdrawn in the Offer 0.58 of a First American common share, subject to the terms and conditions described in the Offer.

This will instruct you to tender the number of Class A Shares indicated below (or, if no number is indicated below, all Class A Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                     , 2009

Number of Shares To Be Tendered:              Class A Shares*

*	Unless otherwise indicated, it will be assumed that all Class A Shares held by us for your account are to be tendered

PLEASE SIGN HERE AND COMPLETE

Signature(s)

Title*

Please Type of Print Name(s)

Please Type or Print Address

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

Dated:                     , 2009

*	If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above.